Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                                AIM DYNAMICS FUND

A Special Meeting ("Meeting") of Shareholders of AIM Dynamics Fund, an investment portfolio of AIM Stock Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008 and adjourned until March 28, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(4)(a) Approve modification of fundamental restriction on issuer diversification.

(4)(b) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(4)(c) Approve modification of fundamental restriction on underwriting securities.

(4)(d) Approve modification of fundamental restriction on industry concentration.

(4)(e) Approve modification of fundamental restriction on real estate investments.

(4)(f) Approve modification of fundamental restriction on purchasing or selling commodities.

(4)(g) Approve modification of fundamental restriction on making loans.

(4)(h) Approve modification of fundamental restriction on investments in investment companies.

(5)  Approve making the investment objective of the fund non-fundamental.

(6) Approve an agreement and plan of reorganization that provides for the restructuring of the Fund as a new series portfolio of AIM Investment Securities Funds, an existing open-end management investment company organized as a Delaware statutory trust, the transfer of all of the Fund's assets and liabilities to the new series portfolio and the termination of the Fund as a designated series of the Trust.

The results of the voting on the above matters were as follows:

                                                                                              Withheld/
Matter                                                                          Votes For   Abstentions**
------                                                                         -----------  -------------
(1)* Bob R. Baker............................................................   44,156,753      1,924,381
     Frank S. Bayley.........................................................   44,207,513      1,873,621
     James T. Bunch..........................................................   43,777,800      2,303,334
     Bruce L. Crockett.......................................................   43,799,482      2,281,652
     Albert R. Dowden........................................................   44,239,455      1,841,679
     Jack M. Fields..........................................................   44,266,032      1,815,102
     Martin L. Flanagan......................................................   44,266,266      1,814,868
     Carl Frischling.........................................................   44,153,525      1,927,609
     Prema Mathai-Davis......................................................   44,258,357      1,822,777
     Lewis F. Pennock........................................................   43,790,324      2,290,810
     Larry Soll, Ph.D........................................................   43,754,794      2,326,340
     Raymond Stickel, Jr.....................................................   43,737,584      2,343,550
     Philip A. Taylor........................................................   44,253,198      1,827,936

----------
* Proposal 1 required approval by a combined vote of all of the portfolios of AIM Stock Funds.

**   Includes Broker Non-Votes.

                                                                    Sub-Item 77C


                                                                                                Votes       Withheld/      Broker
Matters                                                                         Votes For      Against     Abstentions   Non-Votes
-------                                                                        -----------  -------------  -----------  -----------
(2)  Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the
     Trust, the Fund, and each other series portfolio of the Trust, or a
     share class without a shareholder vote..................................   29,330,605      7,402,419    1,530,801    4,801,224

(3)  Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc.
     and each of AIM Funds Management, Inc.; Invesco Asset Management
     Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset
     Management (Japan) Limited; Invesco Australia Limited; Invesco Global
     Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco
     Institutional (N.A.), Inc.; and Invesco Senior Secured Management,
     Inc.....................................................................   33,867,772      2,977,730    1,418,321    4,801,226

(4)(a) Approve modification of fundamental restriction on issuer
     diversification.........................................................   35,243,951      1,745,182    1,274,691    4,801,225

(4)(b) Approve modification of fundamental restrictions on issuing senior
     securities and borrowing money..........................................   33,854,861      3,128,053    1,280,911    4,801,224

(4)(c) Approve modification of fundamental restriction on underwriting
     securities..............................................................   33,892,106      3,084,680    1,287,037    4,801,226

(4)(d) Approve modification of fundamental restriction on industry
     concentration...........................................................   33,876,033      3,097,638    1,290,154    4,801,224

(4)(e) Approve modification of fundamental restriction on real estate
     investments.............................................................   33,918,884      3,062,137    1,282,805    4,801,223

(4)(f) Approve modification of fundamental restriction on purchasing or
     selling commodities.....................................................   31,830,548      5,147,293    1,285,985    4,801,223

(4)(g) Approve modification of fundamental restriction on making
     loans...................................................................   33,802,988      3,161,715    1,299,121    4,801,225

(4)(h)  Approve modification of fundamental restriction on
        investments in investment companies..................................   31,788,599      5,169,121    1,306,107    4,801,222

(5)  Approve making the investment objective of the fund
     non-fundamental.........................................................   30,027,421      6,727,337    1,509,066    4,801,225

(6)  Approve an agreement and plan of reorganization that provides for the restructuring of the Fund as a new series portfolio of AIM Investment
     Securities Funds, an existing open-end management investment company organized as a Delaware statutory trust, the transfer of all of the
     Fund's assets and liabilities to the new series portfolio and the
     termination of the Fund as a designated series of the Trust.............   34,089,987      2,747,478    1,426,359    4,801,225

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026294.